Exhibit 5.1

March 18, 2010

First California Financial Group, Inc.

3027 Townsgate Road, Suite 300

Westlake Village, California 91361

Re:	First California Financial Group, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to First California Financial Group, Inc., a Delaware corporation (the “Company”), in connection with the public offering by the Company of up to $6,900,000 additional aggregate offering price of shares (the “Additional Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), on the date hereof.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Act.

In connection with the opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement; the Underwriting Agreement (the “Underwriting Agreement”), dated as of March 18, 2010, by and between the Company, as issuer, and Keefe, Bruyette & Woods, Inc. (the “Underwriter”); a specimen certificate representing the Common Stock; the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof and currently in effect; the Amended and Restated By-Laws of the Company, as amended to the date hereof and currently in effect; and certain resolutions of the Board of Directors of the Company, relating to the issuance and sale of the Additional Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Our opinion set forth herein is limited to the Delaware corporate law. We do not express any opinion with respect to the law of any other jurisdiction or as to the effect of any such law on the opinion herein.

Based upon and subject to the foregoing, we are of the opinion that when the Registration Statement becomes effective under the Act, and the certificates representing the Additional Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriter as contemplated by the Underwriting Agreement at a price per share not less than the per share par value of the Common Stock, the issuance and sale of the Additional Shares will have been duly authorized, and the Additional Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP